EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Numbers 333-63912, 333-130078, 333-130079, and 333-138891 on Form S-8 of our report dated September 11, 2015, relating to the consolidated financial statements of Jack Henry and Associates, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Jack Henry and Associates, Inc. for the year ended June 30, 2016.

/s/Deloitte & Touche LLP
Kansas City, Missouri
August 29, 2016